Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS

2008 FIRST QUARTER RESULTS

DENVER, Colo., May 1, 2008 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the quarter ended March 31, 2008.

Funds from operations (FFO) attributable to common stockholders totaled $30.2 million, or $0.15 per diluted share, for the first quarter of 2008, compared to $33.3 million, or $0.17 per diluted share, reported for the first quarter of 2007.

Net income attributable to common stockholders for the first quarter of 2008 was $0.4 million, or $0.00 per diluted share, compared to $15.4 million, or $0.09 per diluted share, reported for the first quarter of 2007. First quarter 2008 net income includes approximately $0.8 million of gains on the contribution or sale of real estate, of which $0.2 million was recognized in FFO, which compares to $17.4 million of gains on the contribution or sale of real estate included in net income in the first quarter of 2007, of which $3.7 million was included in FFO.

Phil Hawkins, Chief Executive Officer of DCT Industrial, commented, “While signs of a slowing U.S. economy are becoming more apparent, our leasing activity, rental rate growth and tenant retention remain healthy. With disruptions in the credit markets continuing and the economy softening, we continue to believe that interesting investment opportunities will present themselves later in 2008 or 2009 and we are well positioned to capitalize on those opportunities with our strong balance sheet and proven organization.”

Operating Portfolio

As of March 31, 2008, the Company owned 381 consolidated operating properties, or 53.5 million square feet, compared to 367 consolidated operating properties, or 53.8 million square feet, as of March 31, 2007. Net operating income was $48.1 million in the first quarter of 2008,

518 17th STREET, 17th FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

down slightly from $48.5 million reported for the first quarter of 2007 primarily due to asset sales and contributions. DCT Industrial’s consolidated operating portfolio occupancy was 93.2% at March 31, 2008, compared to 93.1% at March 31, 2007. Including an additional 12.5 million square feet of operating properties held in joint ventures, occupancy at March 31, 2008 was 94.3%, up from 93.7% a year ago.

Same store net operating income decreased 0.6% on both a cash basis and on a GAAP basis in the first quarter of 2008, when compared to the same period last year, primarily due to higher bad debt expense related to a tenant bankruptcy. Occupancy of same store properties was 93.3% as of March 31, 2008, compared to 92.9% as of March 31, 2007.

DCT Industrial signed 1.9 million square feet of leases during the first quarter. Tenant retention continued to be favorable, with a rate of 72.0% for the first quarter of 2008. Realized rent growth on signed leases for which there was a prior tenant averaged 11.1% on a GAAP basis and 2.4% on a cash basis in the first quarter of 2008.

Institutional Capital Management

The Company’s institutional capital management business had assets under management of $737.5 million at March 31, 2008, representing an increase of $51.3 million during the first quarter, and an increase of $379.5 million from March 31, 2007. Capital management and other fee revenue totaled $0.9 million in the first quarter of 2008, compared to $0.7 million in the first quarter of 2007.

Investment, Disposition and Development Activity

“In the first quarter, our capital deployment activity was consistent with our business plan outlined at the beginning of the year,” said Phil Hawkins. “We didn’t acquire any operating properties on balance sheet and we have been actively marketing a number of assets for disposition and have received solid interest from potential buyers.”

As of March 31, 2008, DCT Industrial had 9.2 million square feet under development. During the first quarter, the Company contributed approximately 50 acres in Atlanta to a development joint venture with Industrial Developments International, which will support approximately 600,000 square feet of development, and initiated development of a 1.0 million square foot bulk distribution building at SCLA (Southern California Logistics Airport).

Progress continued in Mexico as the Company took ownership of 547,000 square feet of industrial buildings during the first quarter of 2008 under its forward commitment with Nexxus in Monterrey. In addition, due to the success of leasing, DCT Industrial initiated development of an additional 482,000 square feet of industrial buildings through its Nexxus venture in Monterrey, of which 128,000 square feet is pre-leased. To date, the Company has developed or is constructing 1.4 million square feet in Monterrey and has experienced excellent activity, with more than 700,000 square feet of executed leases or building sales to users over the past 15 months.

“Two main areas of focus for development, Mexico and SCLA, continued to perform well during the first quarter.” said Jim Cochran, President and Chief Investment Officer of DCT Industrial. “Leasing activity remains strong in Mexico and we are pleased with the level of interest from users to either lease space or acquire land for their own facilities at SCLA.”

Balance Sheet

During the first quarter, DCT Industrial exercised a five-year extension option on $175 million of a senior unsecured note, originally scheduled to mature in June 2008, at a rate of 6.11%. DCT Industrial’s balance sheet remains strong, with consolidated debt to book value of total assets (before depreciation and amortization) of 38.2% as of March 31, 2008, compared to 37.4% at December 31, 2007.

Guidance

DCT Industrial has reaffirmed its 2008 guidance of FFO per diluted share of $0.68 to $0.73 and net income of $0.13 to $0.18 per diluted share.

Conference Call Information

DCT Industrial will host a conference call to discuss first quarter results and its recent business activities on Friday, May 2, 2008 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode: 418012. A live webcast and replay of the conference call will be available on the investor relations page of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust Inc. is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of March 31, 2008, the Company owned, managed or had under development 76.9 million square feet of assets leased to approximately 850 corporate customers, including 12.1 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Sara Knapp

Corporate Communications

DCT Industrial Trust Inc.

303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share information)

	March 31, 2008	December 31, 2007
ASSETS	(unaudited )
Land	$517,946	$519,584
Buildings and improvements	2,166,152	2,139,961
Intangible lease assets	187,510	188,079
Construction in progress	34,815	35,282

Total Investment in Properties	2,906,423	2,882,906
Less accumulated depreciation and amortization	(339,922)	(310,691)

Net Investment in Properties	2,566,501	2,572,215
Investments in and advances to unconsolidated joint ventures	114,419	102,750

Net Investment in Real Estate	2,680,920	2,674,965
Cash and cash equivalents	24,660	30,481
Notes receivable	23,123	27,398
Deferred loan costs, net	4,448	4,828
Deferred loan costs – financing obligations, net	—	1,345
Straight-line rent and other receivables	27,978	26,879
Other assets, net	10,875	13,096

Total Assets	$2,772,004	$2,778,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$26,617	$31,267
Distributions payable	33,274	32,994
Tenant prepaids and security deposits	14,526	13,896
Other liabilities	11,047	8,117
Intangible lease liability, net	8,041	9,022
Line of credit	145,000	82,000
Senior unsecured notes	425,000	425,000
Mortgage notes	618,101	649,568
Financing obligations	—	14,674

Total Liabilities	1,281,606	1,266,538

Minority interests	356,061	349,782
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 168,385,903 and 168,379,863 shares issued and outstanding as of March 31, 2008 and December 31, 2007, respectively	1,684	1,684
Additional paid-in capital	1,593,352	1,593,165
Distributions in excess of earnings	(452,793)	(426,210)
Accumulated other comprehensive loss	(7,906)	(5,967)

Total Stockholders’ Equity	1,134,337	1,162,672

Total Liabilities and Stockholders’ Equity	$2,772,004	$2,778,992

Book value of total assets before depreciation:
Total Assets	$2,772,004	$2,778,992
Add back accumulated depreciation and amortization	339,922	310,691

Book value of total assets before depreciation and amortization	$3,111,926	$3,089,683

Percentage of debt to total assets	42.8%	41.6%

Percentage of debt to book value of total assets before depreciation and amortization	38.2%	37.4%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2008	2007
REVENUES:
Rental revenues	$65,463	$64,860
Institutional capital management and other fees	860	746

Total Revenues	66,323	65,606

OPERATING EXPENSES:
Rental expenses	8,704	7,837
Real estate taxes	8,632	8,497
Real estate related depreciation and amortization	29,103	28,695
General and administrative	5,882	4,056

Total Operating Expenses	52,321	49,085

Operating Income	14,002	16,521
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures, net	287	74
Interest expense	(14,550)	(16,821)
Interest income and other	434	982
Income taxes	(549)	(471)

Income (Loss) Before Minority Interests	(376)	285
Minority interests	109	45

Income (Loss) From Continuing Operations	(267)	330
Income from discontinued operations	289	8,276

Income Before Gain On Dispositions Of Real Estate Interests	22	8,606
Gain on dispositions of real estate interests, net of minority interest	362	6,749

NET INCOME	$384	$15,355

INCOME PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$(0.00)	$0.00
Income from discontinued operations	0.00	0.05
Gain on dispositions of real estate interests, net of minority interest	0.00	0.04

Net Income	$0.00	$0.09

INCOME PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$(0.00)	$0.00
Income from discontinued operations	0.00	0.05
Gain on dispositions of real estate interests, net of minority interest	0.00	0.04

Net Income	$0.00	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	168,386	168,355

Diluted	207,278	196,720

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	For the Three Months Ended March 31,
	2008	2007
Net income attributable to common shares	$384	$15,355
Adjustments:
Real estate related depreciation and amortization	29,143	28,783
Equity in (income) of unconsolidated joint ventures, net	(287)	(74)
Equity in FFO of unconsolidated joint ventures	1,467	396
(Gain) on dispositions of real estate interests, net of minority interest	(656)	(14,933)
Gain on dispositions of non-depreciated real estate, net of minority interest	199	3,176
Minority interest in the operating partnership’s share of the above adjustments	(5,688)	(4,183)

Funds from operations attributable to common shares – basic	24,562	28,520
FFO attributable to dilutive OP Units	5,671	4,797

Funds from operations attributable to common shares – diluted	$30,233	$33,317

Basic FFO per common share	$0.15	$0.17
Diluted FFO per common share	$0.15	$0.17
Weighted average common shares outstanding:
Basic	168,386	168,355
Dilutive OP Units	38,892	28,365

Diluted	207,278	196,720

Guidance:
	Full-Year Range for 2008
	(low)	(high)
Guidance:
Earnings per diluted share	$0.13	$0.18
Real estate related depreciation and amortization	0.55	0.55

FFO attributable to common shares per diluted share	$0.68	$0.73

Guidance excludes future gains or losses from sale of depreciated assets.

The following table is a reconciliation of our property NOI to our reported “Income (Loss) From Continuing Operations” for the three months ended March 31, 2008 and 2007 (in thousands):

	For the Three Months Ended March 31,
	2008	2007
Same store NOI	$43,352	$43,592
Non-same store NOI and revenues related to early lease terminations and buyout, net	4,775	4,934

Total NOI	48,127	48,526
Institutional capital management and other fees	860	746
Real estate related depreciation and amortization	(29,103)	(28,695)
General and administrative expense	(5,882)	(4,056)
Equity in income of unconsolidated joint ventures, net	287	74
Interest expense	(14,550)	(16,821)
Interest income and other	434	982
Income taxes	(549)	(471)
Minority interests	109	45

Income (Loss) from Continuing Operations	$(267)	$330

The following table is a reconciliation of our same store NOI to our cash basis same store NOI for the three months ended March 31, 2008 and 2007 (in thousands).

	Three Months Ended March 31,
	2008	2007
Same store NOI	$43,352	$43,592
Less straight-line rents	(727)	(1,254)
Less amortization of above/below market rents	72	618

Cash basis same store NOI	$42,697	$42,956

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI and cash basis same store NOI to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI and cash basis same store NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the recent softening of the U.S. economy; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.